UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

August 4, 2008

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2008, Jamba, Inc. (the “Company”) appointed Steven R. Berrard, the Company’s Chairman of the Board, as interim Chief Executive Officer and President of the Company, replacing Paul E. Clayton, who resigned as an officer and as a member of the Board of Directors on such date. Mr. Berrard did not enter into any compensation arrangements in connection with his appointment and does not anticipate receiving any compensation for his service as interim Chief Executive Officer and President. Mr. Berrard, age 54, has served as the Chairman of the Board of the Company since 2005 and served as the Company’s Chief Executive Officer from the Company’s inception until November 2006. Since 1997, Mr. Berrard has served as Managing Partner of New River Capital Partners, a private equity fund, of which he is a co-founder. Prior to co-founding New River Capital Partners, Mr. Berrard was co-founder and served as Co-Chief Executive Officer of AutoNation, Inc. from 1996 to 1999 and served as Chief Executive Officer of the Blockbuster Entertainment Group from 1987-1996. Mr. Berrard will continue to serve as Chairman of the Board of the Company, though he resigned as a member of the Audit Committee of the Company’s Board of Directors. Mr. Richard L. Federico, a current member of the Company’s Board of Directors, has agreed to serve as a member of the Audit Committee, effective upon Mr. Berrard’s resignation from the Audit Committee.

On August 5, 2008 the Company also appointed Karen L. Luey, Vice President, Controller and Principal Accounting Officer of the Company, as interim Chief Financial Officer of the Company, replacing Donald D. Breen, who resigned on August 4, 2008 to pursue another opportunity. Mr. Breen will be providing transition assistance to Ms. Luey in assuming her new responsibilities. Ms. Luey, age 47, joined the Company in April 2007 as Vice President, Controller and Principal Accounting Officer. Prior to joining the Company, Ms. Luey was Vice President, Controller and Principal Accounting Officer at LeapFrog Enterprises, Inc. from December 2005 through April 2007. From 2000 to December 2005, Ms. Luey was Vice President Finance, Corporate Controller and Assistant Secretary of Sharper Image Corporation.

The Company has retained an executive search firm and will begin a nationwide search for replacements for the Chief Executive Officer/President and Chief Financial Officer positions.

A copy of the press release announcing these actions is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release dated August 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: August 8, 2008	By:	/s/ Michael Fox
	Name:	Michael Fox
	Title:	Vice President, Legal Affairs